EXHIBIT 10.23

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED

LICENSE AGREEMENT

(Index Options)

This Amended and Restated License Agreement (Index Options) (this “Agreement” or this “License Agreement”), dated as of September 29, 2006 (the “Effective Date”), is made by and between Dow Jones & Company, Inc. (“Dow Jones”), having an office at 200 Liberty Street, New York, New York 10281, and Chicago Board Options Exchange, Incorporated (the “Licensee” or “CBOE”), having an office at 400 South LaSalle Street, Chicago, Illinois 60605.

WHEREAS, Dow Jones compiles, calculates and maintains the indexes specified on Schedules I, II and III hereto and such additional indexes as may be specified on one or more additional Schedules, each substantially in the form of Exhibit A attached hereto, as may be agreed to by the parties from time to time.  (Schedules I, II and III hereto and any additional Schedules substantially in the form of Exhibit A agreed to by the parties are sometimes referred to herein, in the singular, as a “Licensing Schedule” and, in the plural, as the “Licensing Schedules”, and indexes identified on Licensing Schedules are sometimes referred to herein, in the singular, as an “Index” and, in the plural, as the “Indexes”.)

WHEREAS, Dow Jones uses in commerce and has trade name and/or trademark rights to the designations “Dow Jones,” and such other designations as may be identified as “Dow Jones Marks” on any Licensing Schedule (such rights being hereinafter individually and collectively referred to as the “Dow Jones Marks”).

WHEREAS, Dow Jones owns rights in and to the Indexes, the proprietary data contained therein, and the Dow Jones Marks (such rights, including without limitation, copyright, trademark, database or proprietary rights and trade secrets, being hereinafter collectively referred to as the “Intellectual Property”).

WHEREAS, pursuant to that certain License Agreement dated as of June 5, 1997 by and between Dow Jones and Licensee as heretofore amended (the “Original Agreement”), the Licensee has been licensed to use the Indexes identified on Schedules I, II and III hereto and the Dow Jones Marks identified on such Schedules in connection with (i) the trading, marketing and promotion of Products (as defined in the applicable Licensing Schedule(s)) and (ii) making disclosure about the Products under applicable laws, rules and regulations in order to indicate that Dow Jones is the source of the Indexes.

WHEREAS, the parties desire to amend and restate the Original Agreement, among other things, to extend its term, as hereinafter provided.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.                                       Grant of License.

(a)                                  Subject to the terms and conditions of this Agreement, Dow Jones hereby grants to the Licensee a non-transferable (except to affiliates pursuant to Section 12(a)), non-exclusive (except as otherwise provided in the applicable Licensing Schedule(s)) license in the territory specified in the applicable Licensing Schedule(s) (the “Territory”) (i) to use each of the Indexes solely in connection with the trading and issuance of the Products on or through Licensee during the hours specified in the applicable Licensing Schedule and (ii) to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products and to make such disclosure about the Products as Licensee deems necessary or desirable under any applicable federal or state laws, rules or regulations, in order to indicate the source of the Indexes.  It is understood that the License granted in this Section 1(a) covers, in addition to trading, all activities associated with the trading of the Products, including the creation, issuance, exercise, clearance and settlement of the Products by Licensee or by any registered clearing agency or other person performing such activities on behalf of Licensee and that no such clearing agency or other person shall need to obtain a license from Dow Jones with respect to either initial sale or subsequent resale of any Products.

(b)                                 As used in this Agreement, the term “Products” means securities products that are based upon any of the Indexes (but not any part of any Index other than the whole Index, and not any subset of the components of any Index), as more particularly described in the applicable Licensing Schedule(s).

(c)                                  Nothing contained in this Agreement constitutes a license to the Licensee to use any one or more of the Indexes other than in connection with the issuance, trading, marketing and promotion of the Products as set forth in Section 1(a).

(d)                                 The Licensee acknowledges that the Indexes and the Dow Jones Marks are the exclusive property of Dow Jones and that Dow Jones has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, Dow Jones reserves all rights to the Indexes and the Dow Jones Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, the Indexes or the Dow Jones Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.  Subject only to the express provisions of this Agreement (including the Licensing Schedules), nothing contained in this Agreement shall restrict Dow Jones from licensing any one or more of the Indexes or the Dow Jones Marks for any purpose to any other person or entity at any time.

(e)                                  The Licensee acknowledges that the Indexes and their compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of Dow Jones.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

2.                                       Term.

The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until the close of business on December 31, 2012, unless this Agreement is terminated earlier as provided herein (such term being referred to herein as the “Term”).  Provided that this Agreement has not been terminated as provided herein, either party may extend the Term through the close of business on December 31, 2017, upon the then-current terms of this Agreement (including without limitation with respect to Per-Contract Fees and the Annual Minimum Payment), by giving notice of its decision to do so on or before September 30, 2012.  If the Term is so extended, this Agreement shall remain in effect on and after January 1, 2013 and through December 31, 2017, but subject to termination as provided herein.  As used in this Agreement the term “Year” is used to mean a calendar year commencing on a January 1.

3.                                       License Fees.

(a)                                  As consideration for the license granted herein, the Licensee shall pay to Dow Jones license fees (“License Fees”) as set forth on Exhibit B and any Licensing Schedules.

(b)                                 Dow Jones shall have the right to audit on a confidential basis the relevant books and records of the Licensee to confirm the accuracy of any one or more calculations of License Fees. Dow Jones shall bear its own costs of any such audit unless it is determined that Dow Jones has been underpaid by 5% or more with respect to the payments being audited, in which case Dow Jones’ costs of such audit shall be paid by the Licensee.

(c)                                  Notwithstanding anything to the contrary in this Agreement: (i) if any third party (other than an affiliate of Licensee) publicly announces its intent to start trading Products described on Schedule I with respect to a Schedule I Index in respect of which the license granted to Licensee in this Agreement is exclusive, during a period of the trading day in respect of which the license granted to Licensee in this Agreement is exclusive, Dow Jones shall take such action as it deems advisable to keep such trading from commencing; and (ii) if any third party (other than an affiliate of Licensee) commences trading Products based on any such Index during such a period of the trading day (such an event hereinafter referred to as a “Triggering Event”), Dow Jones shall take such action as it deems advisable to stop such trading.

(1)                                  If such Product is based on the DJIA and Dow Jones is unable to stop such trading within 90 days of the Triggering Event, then, except as the Licensee may otherwise agree, the Annual Minimum Payment payable under this Agreement shall be reduced to zero as of the date 90 days after the Triggering Event, until such time during the Term, if ever, when such trading ceases, with the reduction pro-rated on a daily basis during any Year when any third party is conducting such trading only on some days during the Year.

(2)                                  If such Product is based on any Schedule I Index and Dow Jones is unable to stop such trading within 90 days after a Triggering Event, and Licensee’s share of all trading of Products based on such Index during the Exclusive Hours falls to less than ninety-five percent (95%) (measured over any period of ten consecutive trading days on Licensee’s market), the Licensee shall have no further obligation to pay Per-Contract Fees with respect to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Products based on such Index, as of the last trading day of such ten-day period, until such time during the Term, if ever, when such trading ceases or Licensee’s share of all trading of Products based on such Index during the Exclusive Hours is equal to or exceeds ninety-five percent (95%) (measured over any period of ten consecutive trading days on Licensee’s market).

(d)                                 With respect to Products based on a particular Index in respect of which the license granted to Licensee in this Agreement is non-exclusive, and for any period of the day in respect of which the license granted to Licensee in this Agreement is non-exclusive:

(1)                                  If Dow Jones establishes a rate for purposes of calculating the license fee due to Dow Jones in any license agreement with respect to any such Product or any such period of the day with one or more other parties (other than an affiliate of Licensee) that is less than the applicable rate pursuant to this Agreement, Dow Jones shall promptly notify Licensee thereof, and during the effectiveness of any such license agreement the fees payable by Licensee pursuant to this Agreement with respect to such Product or any period of day, as applicable, shall be calculated using the lowest rate payable by any such other party with respect to such Products instead of at the applicable rate specified in this Agreement.

(2)                                  If (a) Dow Jones becomes aware that any third party (other than an affiliate of Licensee) is providing a market for trading any such Product or for any such period of the day, (b) such third party is doing so without having entered into a license agreement with Dow Jones and therefore without paying fees to Dow Jones, and (c) Dow Jones is unable to stop such trading within 90 days after such trading commenced, then for so long as such trading continues on such third party’s market, Licensee shall not be required to pay any Per-Contract Fees to Dow Jones with respect to such Products as of the date 90 days after such trading commenced notwithstanding any other provision of this Agreement.

4.                                       Termination.

(a)                                  If there is a material breach of this Agreement by either party (such party, the “breaching party,” and, the other party, the “non-breaching party”), then the non-breaching party may terminate this Agreement, effective thirty (30) days after written notice thereof to the other party (with reasonable specificity as to the nature of the breach and including a statement as to such party’s intent to terminate), unless the other party shall correct such breach within such 30-day period.

(b)                                 The Licensee may terminate this Agreement upon ninety (90) days prior written notice to Dow Jones (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if any legislation or regulation is finally adopted or any government interpretation is issued that in Licensee’s reasonable judgment materially impairs Licensee from listing for trading, marketing or promoting the Products. The Licensee may terminate this Agreement with respect to any one or more specific Products (but not this Agreement in its entirety) upon ninety (90) days prior written notice to Dow Jones (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if any legislation or regulation is finally adopted or any government

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

interpretation is issued that prevents the Licensee from listing for trading, marketing or promoting such Product.

(c)                                  Dow Jones may terminate this Agreement upon ninety (90) days prior written notice to the Licensee (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that in Dow Jones’ reasonable judgment materially impairs Dow Jones’ ability to license and provide the Indexes or the Dow Jones Marks under this Agreement; (ii) Dow Jones reasonably believes that any litigation or regulatory proceeding regarding or affecting the Products is reasonably likely to have a material and adverse effect on the good name or reputation of Dow Jones, on Dow Jones’ ability to perform its obligations under this Agreement, or on the ability of Dow Jones to require that an exchange that wishes to provide a market for the trading of Products must obtain a license to use the Indexes underlying such Products, or any such litigation or proceeding is threatened and Dow Jones reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Indexes or the Dow Jones Marks or on Dow Jones’ ability to perform under this Agreement; or (iii) Dow Jones elects (other than pursuant to Section 4(e)) to cease compiling, calculating and publishing values of the Indexes.  In the alternative, Dow Jones may terminate this Agreement with respect to any one or more specific Products (but not this Agreement in its entirety) upon ninety (90) days prior written notice to Licensee (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (1) any legislation or regulation is finally adopted or any government interpretation is issued that in Dow Jones’ reasonable judgment materially impairs Dow Jones’ ability to license and provide the Index or the Dow Jones Marks related to such Product; (2) Dow Jones reasonably believes that any litigation or regulatory proceeding regarding or affecting such Product is reasonably likely to have a material and adverse effect on the good name or reputation of Dow Jones, on Dow Jones’ ability to perform its obligations under this Agreement, or on the ability of Dow Jones to require that an exchange that wishes to provide a market for the trading of such Product must obtain a license to use the Index underlying such Product, or any such litigation or proceeding is threatened and Dow Jones reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the affected Index or Dow Jones Marks or on Dow Jones’ ability to perform under this Agreement; or (3) Dow Jones elects (other than pursuant to Section 4(e)) to cease compiling, calculating and publishing values of the Index(es) related to such Product.

(d)                                 Dow Jones may terminate this Agreement as to any one or more Indexes, upon written notice to the Licensee, if any securities exchange or other source ceases to provide data to Dow Jones necessary for providing such Indexes, terminates Dow Jones’ right to receive data in the form of a “feed” from such securities exchange or other source, materially restricts Dow Jones’ right to redistribute data received from such securities exchange, or institutes charges of a type or to an extent applicable to Dow Jones (and not to others generally) for the provision of data to Dow Jones or the redistribution of data by Dow Jones.

(e)                                  Notwithstanding anything to the contrary herein, Dow Jones shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of any one or more of the Indexes, and to terminate this Agreement with respect only to such Indexes, at any time that Dow Jones

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

determines that such Indexes no longer meet or will not be capable of meeting the criteria established by Dow Jones for maintaining such Indexes (and in such event Dow Jones will use all reasonable efforts to provide the Licensee with as much prior notice as is reasonably practicable under the circumstances).

(f)                                    Notwithstanding anything to the contrary herein, in the event that there shall occur any change in any applicable law (statutory law, case law or otherwise) relating to or affecting the liability of index providers to third parties, and Dow Jones thereafter ceases to engage in the business of providing real-time data or licensing indexes as the basis of real-time exchange-traded financial products, Dow Jones shall have the right to terminate this Agreement upon written notice to the Licensee. In the event of termination under this Section 4(f), Dow Jones shall not license any third party to use the Indexes or Dow Jones Marks in connection with the issuance, listing or trading of Products during what would otherwise have been the remainder of the Term unless Dow Jones first offers Licensee a license on the same terms and conditions set forth herein for such remainder period.

(g)                                 In the event of a termination by reason of discontinuance of any Dow Jones Index under Sections 4(d) or (e), or in the event of a termination under Section 4(f), Dow Jones shall, at the time the notice of termination is provided to the Licensee, provide to the Licensee a non-exclusive, perpetual and royalty-free license effective as of the date of the discontinuance and a list of companies, shares outstanding and divisors for the terminated Index as of the date of discontinuance. The Licensee shall not thereafter make any reference to the Dow Jones Marks in respect of the discontinued Index (except as provided in the next sentence) and Dow Jones shall have no further obligations to the Licensee with respect to the discontinued Index, or any Product based thereon, after furnishing the Licensee with the aforesaid information. In any such event, the Licensee may elect, by written notice to Dow Jones, to redesignate the Index and the Products based thereon and continue to list for trading additional option series as if no notice of termination had been received, except that, from time of receipt of such notice of election until termination of the license, such index shall be described as the “CBOE          Index,” formerly “Dow Jones                    Index.” Thereafter, upon termination of the license, the Licensee may promote and list for trading indexed products based upon the securities index designated by the name “CBOE        Index” or equivalent provided that the Licensee prominently disclaims any relationship with Dow Jones in respect thereto.

(h)                                 Upon any termination of this Agreement, until expiration of Products in the last expiration month listed on the date of termination, the Licensee may continue to use the Indexes and the Dow Jones Marks in connection with the trading of Products which are open on the date of termination, and, unless Dow Jones has provided to the Licensee the license provided for in Section 4(g), Dow Jones shall continue to perform its obligations under Section 5(b). The Licensee shall not list for trading additional Products beyond those that were open on the date of termination; provided, however, that the Licensee may list for trading additional series of Products in expiration months listed on the date of the termination and may list additional series in the two near-term expiration months until expiration of Products in the last expiration month listed on the date of the termination and Licensee’s obligations under this Agreement (other than any obligation with respect to the Annual Minimum Payment) shall remain in full force and effect with respect to such Products.  Notwithstanding the foregoing, in the event of a termination by Dow Jones under Section 4(a) by

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

reason of any breach by the Licensee relating to its obligations under this Agreement with respect to Dow Jones ‘Intellectual Property, Section 6(g) shall continue to apply to the Licensee.

(i)                                     In the event of termination of this Agreement in its entirety or with respect to the DJIA as provided in this Section 4, the Annual Minimum Payment to the date of such termination shall be prorated on the basis of the number of days elapsed in the then-current Year.

5.                                       Dow Jones Obligations: Licensee’s Obligations.

(a)                                  Dow Jones is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of the Products by the Licensee.

(b)                                 Dow Jones agrees to provide reasonable support for the Licensee’s development and educational efforts with respect to the Products as follows:

(i)                                     Dow Jones shall respond in a timely fashion to any reasonable requests by the Licensee for information regarding the Indexes.

(ii)                                  Dow Jones or its agent shall, or Dow Jones shall arrange for a third party vendor to, (x) calculate and disseminate the values of each of the Indexes at least once every fifteen (15) seconds and (y) provide an official opening value and an official closing value for each of the Indexes (or, if any Products are based on an index value other than the opening or closing value, Dow Jones shall provide such official settlement value), on each day that the New York Stock Exchange (or the primary stock exchange for the component securities of the Index) is open for trading, in each case in accordance with Dow Jones’ current procedures, which procedures may be modified by Dow Jones.

(iii)                               Dow Jones shall maintain a back-up site (or a back-up third party vendor) to calculate the values of each of the Indexes in the event that the primary site is not functional.

(iv)                              Dow Jones shall promptly notify the Licensee of any changes made in the composition, compilation or calculation of any Index on which any issued Product is based (e.g., changes in the components, the shares outstanding or the divisor) but not prior to announcing such changes publicly.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(v)                                 Dow Jones shall promptly correct, or instruct its agent to correct, any mathematical errors made in Dow Jones’ computations of the Indexes which are brought to Dow Jones’ attention by the Licensee or otherwise, consistent with Dow Jones’ then current Data Correction Policy.

Notwithstanding anything herein to the contrary, nothing in this Section 5 shall give the Licensee the right to exercise any judgment or require any changes with respect to Dow Jones’ method of composing, calculating or determining the Indexes, and nothing in this Section 5 shall be deemed to modify the provisions of Section 8 or Section 9 of this Agreement.

(c)                                  Dow Jones has, and shall maintain, a policy pursuant to which its employees are prohibited from using any confidential information obtained in connection with their employment as the basis of an investment decision. The Licensee shall have no responsibility for ensuring that such Dow Jones employees comply with such Dow Jones policy. Dow Jones shall have no liability to the Licensee or its affiliates with respect to Dow Jones’ employees’ adherence or failure of adherence to such policy. Dow Jones shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of the Indexes until such changes are publicly disseminated, and shall require the same of any agent with whom it has contracted for computation thereof.

(d)                                 Dow Jones, at the Licensee’s request, will provide the Licensee with reasonable cooperation in connection with the Licensee’s obtaining and maintaining regulatory approval of the Products.

(e)                                  The Licensee will continue to maintain a marketing program for the Products, one of the objectives of which will be to make the Product based on the DJIA a “marquee” product of the Licensee.

(f)                                    The Licensee will use best efforts to obtain commitments from major market makers to dedicate traders and capital to provide tight, deep and liquid markets for the Products.

(g)                                 During the Term the Licensee will maintain in the Licensee’s Rules a limitation on liability of licensors of indexes, with respect to trading on or through the Licensee of options on indexes, which is in form and substance substantially as set forth in the Licensee’s current Rule 24.14.

(h)                                 In the event that any third party shall commence any litigation, action or proceeding, or make any claim, against Dow Jones which alleges liability of Dow Jones by reason of miscalculation or error in any Dow Jones index (whether or not any Product is based on such index), the Licensee shall, at Dow Jones’ request, assist in Dow Jones’ defense thereof in any manner reasonably requested by Dow Jones, at the Licensee’s own expense. Licensee’s aggregate out-of-pocket expenses under this Section 5(h) shall not exceed $[*confidential treatment requested/material filed separately*].

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

6.                                       Trademark Filings; Recognition of Intellectual Property Rights; Protection of Intellectual Property: Quality Control.

(a)                                  During the Term, Dow Jones shall apply for such trademark and trade name registrations for the Dow Jones Marks only in such jurisdictions, if any, where Dow Jones, in its sole discretion, considers such filings appropriate. The Licensee shall reasonably cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use the following notice when referring to any of the Indexes or any of the Dow Jones Marks in any informational materials to be used in connection with the Products (including, where applicable, all advertisements, brochures and promotional and any other similar informational materials, and any documents or materials required to be filed with governmental or regulatory agencies) that in any way use or refer to Dow Jones, any of the Indexes or any of the Dow Jones Marks (collectively, the “Informational Materials”):

“Dow Jones,” and “[INSERT Name of Index(es)]TM,” are trademarks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by [INSERT Name of Licensee]. [INSERT Name of Licensee]’s [INSERT Name of Product(s)] based on the [INSERT Name of Index]™ are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

or such similar language as may be approved in advance in writing by Dow Jones.

(b)                                 The Licensee agrees that the Dow Jones Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the Dow Jones Marks and any renewals and extensions of any such applications, registration and filings, are and shall remain the sole and exclusive property of Dow Jones. The Licensee acknowledges that each of the Dow Jones Marks is part of the business and goodwill of Dow Jones and agrees that it shall not, during the Term or thereafter, contest the fact that the Licensee’s rights in the Dow Jones Marks under this Agreement (i) are limited solely to the use of the Dow Jones Marks in connection with the issuance, marketing, and/or promotion of the Products and disclosure about the Products under applicable law as provided in Section 1(a), and (ii) shall cease upon termination of this Agreement, except as otherwise expressly provided herein. The Licensee recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and acknowledges that such goodwill associated with the Dow Jones Marks belongs exclusively to Dow Jones, and that Dow Jones is the owner of all right, title and interest in and to the Dow Jones Marks in connection with the Products. The Licensee further acknowledges that all rights in any translations, derivatives or modifications in the Dow Jones Marks which may be created by or for the Licensee shall be and shall remain the exclusive property of Dow Jones and said property shall be and shall remain a part of the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Intellectual Property subject to the provisions and conditions of this Agreement. The Licensee shall never, either directly or indirectly, contest Dow Jones’ exclusive ownership of any of the Intellectual Property. In the event that Dow Jones consents to, and the Licensee uses, any Dow Jones Mark in conjunction with the Licensee’s own trademark(s) as a composite mark, such composite mark shall be deemed to be owned by Dow Jones.  With respect to any such composite mark:  (i) neither Party shall register or apply for registration of such mark; (ii) Dow Jones shall not use such mark; and (iii) after termination or expiration of this Agreement, each party shall disclaim ownership rights in the other’s trademark forming a part of such mark and shall assign to the other any rights in such other party’s trademark forming a part of such mark and the goodwill associated therewith that such party might have acquired during the Term.

(c)                                  In the event that the Licensee learns of any infringement or imitation of any of the Indexes and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify Dow Jones. Dow Jones shall take such action as it deems advisable for the protection of rights in and to the Indexes and the Dow Jones Marks and, if requested to do so by Dow Jones, the Licensee shall cooperate with Dow Jones in all respects, at Dow Jones’ expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon Dow Jones’ reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall Dow Jones be required to take any action it deems inadvisable. The Licensee shall have no right to take any action which would materially affect any of the Indexes and/or any of the Dow Jones Marks without Dow Jones’ prior written approval.

(d)                                 The Licensee shall use its best efforts to protect the goodwill and reputation of Dow Jones, the Indexes and the Dow Jones Marks in connection with its use of the Indexes and any of the Dow Jones Marks under this Agreement. The Licensee shall submit to Dow Jones, for Dow Jones’ review and approval, and the Licensee shall not use until receiving Dow Jones’ approval thereof in writing, all Informational Materials. Dow Jones’ approval shall be required with respect to the use of and description of Dow Jones, any of the Indexes or any of the Dow Jones Marks. Dow Jones shall notify the Licensee of its approval or disapproval of any Informational Materials within three business days (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) following receipt thereof from the Licensee. Once Informational Materials have been approved by Dow Jones, subsequent Informational Materials which do not alter the use or description of Dow Jones, such Indexes or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by Dow Jones.

(e)                                  Except as may be expressly otherwise agreed in writing by Dow Jones, or as otherwise permitted or required under this Agreement, the Dow Jones Marks and the Licensee’s marks, the marks of any of their respective affiliates or the marks of any third party, to the extent they appear in any Informational Material, shall appear separately and shall be clearly identified with regard to ownership.  Whenever the Dow Jones Marks are used in any Informational Material in connection with any of the Products, the name of the Licensee shall appear in close proximity to the Dow Jones Marks so that the identity of the Licensee, and its status as an authorized licensee of such Dow Jones Marks, is clear and obvious.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(f)                                   The Licensee agrees that any proposed change in the use of the Dow Jones Marks shall be submitted to Dow Jones for, and shall be subject to, Dow Jones’ prior written consent.

(g)                                  If at any time Dow Jones is of the opinion that the Licensee is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to the standards as set forth herein, Dow Jones shall give notice to the Licensee to that effect. Upon receipt of such notice, the Licensee shall forthwith correct the defects in the non-conforming Products or Informational Materials so that they comply with all required standards or cease (subject to regulatory requirements) the listing, marketing and promotion of the non-conforming Products or Informational Materials.

7.                                      Proprietary Rights.

(a)                                 The Licensee acknowledges that the Indexes are selected, compiled, coordinated, arranged and prepared by Dow Jones through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Dow Jones. The Licensee also expressly acknowledges and agrees that the Indexes and the Dow Jones Marks are valuable assets of Dow Jones and the Licensee agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Indexes.

(b)                                 Each party shall treat as confidential and shall not disclose or transmit to any third party (i) any documentation or other materials with respect to the subject matter of this Agreement that are marked as “Confidential” by the providing party and (ii) the terms of this Agreement (collectively, “Confidential Information”). Confidential Information as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party.

(c)                                  Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Sections 7(b) and (c) shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information.

8.                                      Warranties; Disclaimers.

(a)                                 Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

performance hereunder will not violate any agreement applicable to it or violate any applicable laws, rules or regulations. Dow Jones represents that it owns and/or has the right to license hereunder the Intellectual Property licensed hereunder in accordance with the terms and conditions set forth herein. The Licensee represents and warrants to Dow Jones that the Products listed for trading, and the marketing and promotion thereof, by or on behalf of the Licensee will not violate any agreement applicable to the Licensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws.

(b)                                 The Products are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the Licensee, the owners of the Products or any member of the public regarding the advisability of trading or investing in securities generally or in the Products particularly. Dow Jones’ only relationship to the Licensee is the licensing of certain trademarks and trade names of Dow Jones and of the Indexes which are determined, composed and calculated by Dow Jones without regard to the Licensee or the Products. Dow Jones has no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating the Indexes. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Products to be issued or in the determination or calculation of any equation by which the Products are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Products.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA RELATED THERETO AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA RELATED THERETO. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT (except as otherwise expressly provided in Section 9) SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND THE LICENSEE.

(c)                                  Without limiting the disclaimers set forth in this Agreement, in no event shall the cumulative liability of Dow Jones to the Licensee and its affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by Dow Jones pursuant to this Agreement in the twelve-month period prior to such time, except with respect to a claim by Licensee for Indemnification pursuant to Section 9(c) hereof.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)                                 Except as otherwise expressly provided herein and in Section 9, neither Dow Jones nor the Licensee shall be liable to the other for any lost profits or special, indirect, exemplary, incidental, or consequential damages in connection with any breach of any of the provisions of this Agreement; provided, however, Licensee’s liability with respect to lost profits shall not be excluded with respect to Licensee’s breach of the grant of license as set forth in Section 1.

9.                                      Indemnification.

(a)                                 The Licensee shall indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages (excluding lost profits or special, indirect, exemplary, incidental, or consequential damages, unless awarded to a third party), liabilities, costs and expenses of any kind (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) that arise out of or relate to any claim, action or proceeding brought by a third party that relates to (i) any breach by the Licensee of its representations and warranties or covenants under this Agreement, (ii) this Agreement or (iii) the Products; provided, however, that Dow Jones must promptly notify the Licensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced therefrom). The Licensee may elect, by written notice to Dow Jones within ten (10) days after receiving notice of such claim, action or proceeding from Dow Jones, to assume the defense thereof with counsel reasonably acceptable to Dow Jones. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Dow Jones reasonably believes that there are conflicts of interest between Dow Jones and the Licensee or that additional defenses are available to Dow Jones with respect to such defense, then Dow Jones shall retain its own counsel to defend such claim, action or proceeding, at the Licensee’s expense. The Licensee shall periodically reimburse Dow Jones for its expenses incurred under this Section 9(a). Dow Jones shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that Dow Jones shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee unless Dow Jones waives its right to indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of Dow Jones, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Dow Jones of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Dow Jones.

(b)                                 Notwithstanding Section 9(a), the Licensee shall not have any obligation to indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees, and agents, to the extent that Dow Jones’ Losses arise out of or relate to (i) a breach by Dow Jones of its representations or warranties under this Agreement, (ii) the gross negligence or willful or reckless misconduct of any of Dow Jones’ officers, directors, employees or agents acting within the scope of their authority, or (iii) miscalculations or errors in an Index originated by Dow Jones.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)                                  Dow Jones shall indemnify and hold harmless Licensee and its affiliates, and their respective officers, members, employees and agents, against any and all Losses that arise out of any claim, action or proceeding brought by a third party that relates to any breach by Dow Jones of its representations and warranties under Section 8(a) of this Agreement; provided, however, that Licensee must promptly notify Dow Jones in writing of any such claim, action or proceeding (but the failure to do so shall not relieve Dow Jones of any liability hereunder except to the extent Dow Jones has been materially prejudiced therefrom).  Dow Jones may elect, by written notice to the Licensee within ten (10) days after receiving notice of such claim, action or proceeding from the Licensee, to assume the defense thereof with counsel reasonably acceptable to the Licensee.  If Dow Jones does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if the Licensee reasonably believes that there are conflicts of interest between the Licensee and Dow Jones or that additional defenses are available to the Licensee with respect to such defense, then the License shall retain its own counsel to defend such claim, action or proceeding, at Dow Jones’ expense.  Dow Jones shall periodically reimburse the Licensee for its expenses incurred under this Section 9(c).  The Licensee shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that the Licensee shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of Dow Jones unless the Licensee waives its right to indemnity hereunder.  Dow Jones, in the defense of any such claim, action or proceeding, except with the written consent of the Licensee, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to the Licensee of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of the Licensee.

(d)                                 The indemnification provisions set forth herein are solely for the benefit of the indemnified parties and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

10.                               Suspension of Performance.

Notwithstanding anything herein to the contrary, neither Dow Jones nor the Licensee shall bear responsibility or liability to each other or to third parties for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected.

11.                               Injunctive Relief.

In the event of a material breach by one party (“Breaching Party”) of provisions of this Agreement relating to the Confidential Information of the other party (“Non-breaching Party”), the Breaching Party acknowledges and agrees that damages would be an inadequate remedy and that the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Section 11 shall be cumulative.

12.                               Other Matters.

(a)                                 This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void; provided, however, that any affiliate which, directly or indirectly, controls, is controlled by or is under common control with the Licensee may use the Indexes and the Dow Jones Marks in connection with the issuance, marketing and promotion of the Products, provided that such affiliate shall be subject to all of the terms and conditions of this Agreement applicable to the Licensee; and provided, further, that either Party may assign and transfer its rights and obligations hereunder, without the consent of the other Party, to to a successor-in-interest to its business or, in the case of Dow Jones, a successor-in-interest to the Dow Jones Indexes’ business unit.  This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

(b)                                 This Agreement, including the Exhibits and Schedules hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. (Without limiting the generality of the foregoing, this Agreement supersedes the Original Agreement as of the Effective Date, but the Original Agreement remains in effect as provided in Section 12(h) of the Original Agreement, to the extent therein provided, with respect to events prior to the Effective Date.)  There are no oral or written collateral representations, agreements or understandings except as provided herein.  The provisions of any Licensing Schedule shall supplement the other provisions of this Agreement and shall take precedence over the other provisions of this Agreement, including the Exhibits hereto, in the event of any inconsistency between them.

(c)                                  No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

(d)                                 No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)                                  All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other and (iii) deemed given upon receipt.

If to Dow Jones:                                                        Dow Jones & Company, Inc.

4300 N. Route 1

South Brunswick, New Jersey 08852

Attn:                Michael A. Petronella,

President/Dow Jones Indexes

Fax No.: 609/452-3242

With a copy to:                                                             Dow Jones & Company, Inc.

4300 N. Route 1

South Brunswick, NJ 08852

Attn:  Legal Department

Fax No.:  609/520-4021

If to the Licensee:                                                The Chicago Board Options Exchange, Incorporated

400 South LaSalle Street

Chicago, Illinois 60605

Attn:                  Richard G. DuFour, Executive Vice President

Fax No.: 312/786-7407

With a copy to:                                                              The Chicago Board Options Exchange, Incorporated

400 South LaSalle Street

Chicago, IL 60605

Attn:  General Counsel

Fax No.:  (312) 786-7919

(f)                                   This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for New York County, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereby waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(g)                                  This Agreement (and any related agreement or arrangement between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (or any related agreement or arrangement between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any purchaser of any Products traded on or through the Licensee’s facilities), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related agreement or arrangement between the parties hereto).

(h)                                 Section 4, Sections 7(b) and (c) (as provided therein), Sections 8, 9, 11 and 12 (e), (f) and (g), and this Section 12(h), shall survive the expiration or termination of this Agreement.

(i)                                     The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint venturers, and’ neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties.

(j)                                    All references herein to “reasonable efforts” shall include taking into account all relevant commercial and regulatory factors. All references herein to “regulations” or “regulatory proceedings” shall include regulations or proceedings by self-regulatory organizations such as securities exchanges.

(k)                                 Dow Jones shall extend a discount of [*confidential treatment requested/material filed separately*] ([*confidential treatment requested/material filed separately*]% to Licensee with respect to up to [*confidential treatment requested/material filed separately*] (US$[*confidential treatment requested/material filed separately*] worth of ad lineage (based on Dow Jones’ standard rate cards) that Licensee may spend on advertising in Dow Jones’ publications (including, without limitation, The Wall Street Journal and Barron’s) per Year during the Term, provided, that such advertisements relate solely to licensed investment products based, directly or indirectly, on indexes that are proprietary to Dow Jones.  Placement of all such advertisements will be subject to Dow Jones’ standard terms with respect to insertion orders and ad guidelines.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

DOW JONES & COMPANY, INC.

By:	/s/ Michael A. Petronella
Name: Michael A. Petronella
Title: President, Dow Jones Indexes

CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED

By:	/s/ Richard G. DuFour
Name: Richard G. DuFour
Title: Executive Vice President

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

INDEX OF ATTACHMENTS

EXHIBITS:

Exhibit A	Form of Index Licensing Schedule [for additional Indexes]

Exhibit B	License Fees

SCHEDULES:

Schedule I	Index Licensing Schedule I

Schedule II	Index Licensing Schedule II

Schedule III	Index Licensing Schedule III

1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

Form of Index Licensing Schedule

By signing below, Licensee agrees that the license granted in this Schedule shall be subject to all of the terms and conditions set forth in the License Agreement (the “License Agreement”), dated as of [insert date] by and between Dow Jones & Company, Inc. (“Dow Jones”), and [insert licensee] (“Licensee”).

This Schedule and all addenda and schedules thereto are collectively referred to as, the “Schedule”.  The Schedule shall supplement and amend the Agreement and together the Schedule and License Agreement (and all addenda thereto) shall form the entire agreement between the parties regarding the license with respect to the Licensed Index and Dow Jones Marks (the “License”) set forth below, and shall supercede all prior agreements, proposals or other communications between the parties, oral or in writing, regarding the License.

Schedule Effective Date:

Licensed Index:  [insert relevant index]

Dow Jones Marks:  “Dow Jones” [insert other Dow Jones marks]

Products:

The name of the Product shall be [insert proposed name of product].

Trading Hours:  [insert trading hours] [Central European][Eastern] Time

Territory:

Launch Date: [insert target].

License Fees:

Additional Terms and Conditions:  [insert any other agreed terms]

The terms and conditions of this Schedule are acknowledged and agreed to:

DOW JONES & COMPANY, INC.	CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED

Name:	Name:

1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Title:	Title:
Date:	Date:

2

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

LICENSE FEES

Effective as of July 1, 2006, Licensee shall pay to Dow Jones an annual minimum payment (the “Annual Minimum Payment”) determined as described in Section I of this Exhibit B.  Licensee may apply “Per Contract Fees” (described in Section II of this Exhibit B) against the total Annual Minimum Payment payable for each Year.

I.                                         Annual Minimum Payment; Additional One-Time Payment

(A)                              Subject to the provisions of Section 3 of the License Agreement and the remaining provisions of this Section I of this Exhibit B, during each Year of the Term, commencing as of July 1, 2006, the Annual Minimum Payment shall be at a rate of $[*confidential treatment requested/material filed separately*] per Year.

(B)                                If either party terminates this Agreement in its entirety pursuant to any provision of Section 4 (except a termination by Dow Jones pursuant to Section 4(a)) of this Agreement, the Annual Minimum Payment shall be reduced to zero, with the reduction prorated as of the date of the termination.

(C)                                The Annual Minimum Payment shall be payable in advance in equal quarterly installments (each, a “Quarterly Minimum Payment”).  (Licensee has made a payment of $[*confidential treatment requested/material filed separately*] with respect to the third calendar quarter of the Year 2006, and will make an additional payment of $[*confidential treatment requested/material filed separately*] with respect to that quarter following the Effective Date.)

(D)                               Licensee shall make an additional one-time payment following the Effective Date in the amount of $[*confidential treatment requested/material filed separately*].  (For the avoidance of doubt, the total amount to be paid by Licensee with respect to 2006 following the Effective Date shall be $[*confidential treatment requested/material filed separately*] such amount consisting of the Quarterly Minimum Payment for the fourth calendar quarter, the payment of $[*confidential treatment requested/material filed separately*] described in paragraph (C) and the payment described in this paragraph (D).)

II.                                     Per Contract Fees for Index Options

Subject to the provisions of Section 3 of the License Agreement, in each Year, the Licensee will pay to Dow Jones (or a Dow Jones affiliate designated by Dow Jones) a fee (the “Per Contract Fee”) of:

(i)                                     with respect to Products based on the DJIA, until such time during such Year (if ever) when total Per Contract Fees pursuant to this Agreement have equaled the Annual Minimum Payment, US$[*confidential treatment requested/material filed separately*]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

([*confidential treatment requested/material filed separately*]) per contract traded on the Licensee during such Year;

(ii)                                  with respect to Products based on all other Indexes licensed pursuant to Schedules I through III, until such time during such Year (if ever) when total Per Contract Fees pursuant to this Agreement have equaled the Annual Minimum Payment, US$[*confidential treatment requested/material filed separately*] ([*confidential treatment requested/material filed separately*]) per contract traded on the Licensee during such Year; and

(iii)                               with respect to Products based on the DJIA and all other Indexes licensed pursuant to Schedules I through III, after such time during such Year (if ever) when total Per Contract Fees pursuant to this Agreement have equaled the Annual Minimum Payment, US$[*confidential treatment requested/material filed separately*] ([*confidential treatment requested/material filed separately*]) per contract traded on the Licensee during such Year.

provided, that:

(1)                                  if Licensee wishes to list and trade a new Product that is based on reduced values of an Index, the parties will in good faith negotiate mutually acceptable reduced Per Contract Fees for such reduced-value Product;

(2)                                  in each Year, 100% of the Per Contract Fees on all Products on all Indexes payable hereunder shall be applied to the Annual Minimum Payment payable for such Year; and

(3)                                  notwithstanding clauses (i), (ii) and (iii) above, the Per Contract Fee for blocks of [*confidential treatment requested/material filed separately*] or more contracts shall not exceed [*confidential treatment requested/material filed separately*]% of the transaction fees charged by the Licensee, but in no event shall be less than $[*confidential treatment requested/material filed separately*] per contract.

III.                                 General

•                  Within 10 days after the end of each calendar quarter, beginning with the third calendar quarter of the Year 2006, the Licensee will provide to Dow Jones a written report of the trading volume for each Product for such quarter (each, a “Quarterly Report”), together with a calculation of the amount of the Per Contract Fee for such quarter.  (Licensee has provided such reports with respect to the first two calendar quarters of 2006 pursuant to the Original Agreement.)  At such time(s) during any Year that the cumulative Per Contract Fees exceed the Quarterly Minimum Payment(s) paid thus far in respect of such Year, the Licensee will make payment of such excess amount at the time it provides the Quarterly Report for such quarter.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

•                  All amounts will be paid in cash and will be non-refundable (except as may be necessary to accomplish an adjustment of the Annual Minimum Payment as described in paragraph 3(c)(1) of the Agreement).  The terms hereof shall be deemed “Confidential Information” for purposes of Section 7(b) of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE I

Index Licensing Schedule I

This Schedule I is a Schedule to, and a part of, that certain Amended and Restated License Agreement dated as of [                        ], 2006 by and between Dow Jones and CBOE.

Schedule I Effective Date:  Date of the Agreement

Licensed Indexes (“Schedule I Indexes”):

Price versions of the following indexes:

Dow Jones Industrial Average (“DJIA”)
Dow 10
Dow Jones Transportation Average
Dow Jones Utilities Average

Dow Jones Marks:	Dow Jones; Dow Jones Industrial Average; DJIA; The Dow; The Dow 30; The Dow 10; Dow Jones Transportation Average; Dow Jones Utilities Average

Products:  Exchange-traded securities option contracts that are based upon any of the Indexes (but not any part of any Index other than the whole Index, and not any subset of the components of any Index) and are cleared by The Options Clearing Corporation or another clearing agency, including only average price options, barrier options, binary options, chooser options, compound options, flexible exchange-traded options commonly known as “Flex Options”, long-term exchange-traded options commonly known as “leaps”, look back options, out performance options and power options, provided, in each case, that they constitute securities option contracts.

For purposes of this Schedule I, an “exchange-traded” option contract means an option contract traded on a national securities exchange, or traded on or through an automated quotation system of a registered securities association or an electronic communications network or Alternative Trading System.

Licensee shall have the discretion to establish the specifications for Products; provided, that Licensee shall not modify the contract size of any of the Products without Dow Jones’ prior written consent, which Dow Jones will not unreasonably withhold.

Trading Hours:  Products based on Schedule I Indexes may be traded 24 x 7

Territory: worldwide

License Fees: See Exhibit B to the Agreement (as modified and supplemented in this Schedule I)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Additional Terms and Conditions:  (1)  The license granted in Section 1(a) of the Agreement with respect to the Dow Jones Industrial Average (the “DJIA”) and the other Schedule I Indexes shall be exclusive during the hours of 9:30 AM — 4:30 PM ET (the “Exclusive Hours”), during any part of the hour ending at 9:30 AM ET into which NYSE extends its regular trading hours and during any part of the hour beginning at 4:30 PM ET into which NYSE extends its regular trading hours (the “Extended Exclusive Hours”), except as hereinafter provided, and accordingly Dow Jones shall not grant a license to any third party to trade, or provide a market for the trading of, Products based on any one or more of the Schedule I Indexes during the Exclusive Hours and the Extended Exclusive Hours except as hereinafter provided.  (Licensee acknowledges that, if NYSE extends its regular trading hours to include all or part of the Extended Exclusive Hours and Dow Jones has previously granted a license to a third party with respect to the DJIA and/or any other Schedule I Index during such Extended Exclusive Hours, such license may remain in effect and shall not constitute a breach of the exclusive license granted to Licensee or a “Triggering Event” for purposes of Paragraph 3(c) of the Agreement (it being understood that any such license would be subject to Paragraph 3(d) of the Agreement).)

(2)                                  CBOE may waive its exclusive rights with respect to the Schedule I Indexes and permit Dow Jones to license any one or more of the Schedule I Indexes to third parties for the trading of Products during the Exclusive Hours and, if applicable, Extended Exclusive Hours.  If CBOE waives such rights, CBOE shall specify the scope of the waiver with respect to the following: (a) the maximum number of third parties with which Dow Jones may enter into such license agreements, (b) the Indexes and Products to be licensed; and (c) the hours and currencies in which the Products may be traded; provided however that CBOE shall have no right to designate the specific third party or parties to which Dow Jones may grant licenses, to designate any specific third party as one to whom Dow Jones may not grant a license, or otherwise to limit the discretion of Dow Jones to determine to which third party or parties it will grant a license.  If CBOE waives such rights, Dow Jones shall make good faith efforts to enter into license agreements consistent with CBOE’s waiver.  If Dow Jones grants a license to permit any third party (each, a “Third-Party Licensee”) to use any of the Schedule I Indexes in connection with the trading and issuance of Products during hours that include the Exclusive Hours, then:

(i)                                     If a license granted by Dow Jones to a Third-Party Licensee includes five hours or more of the Exclusive Hours or, if applicable, six hours or more of the Exclusive Hours and the Extended Exclusive Hours together, any license fees received by Dow Jones pursuant to such license from the Third-Party Licensee shall be taken into account for purposes of clauses (ii) and (iii).  If a license granted by Dow Jones to a Third-Party Licensee includes less than five hours of the Exclusive Hours or, if applicable, less than six hours of the Exclusive Hours and the Extended Exclusive Hours together, only the license fees received by Dow Jones pursuant to such license from the Third-Party Licensee in respect of Products actually traded during the Exclusive Hours and, if applicable, Extended Exclusive Hours shall be taken into account for purposes of clauses (ii) and (iii).  The license fees described in this clause (i) shall be referred to as the “Third Party License Fees”.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                  Any Third Party License Fees received by Dow Jones shall be applied to the Annual Minimum Payment for the Year in which the trading that generates such license fees occurs (even if Dow Jones receives such license fees in a subsequent Year).

(iii)                               If the sum of all Third Party License Fees received by Dow Jones plus the Per-Contract Fees paid by CBOE exceeds the Annual Minimum Payment for any Year, Dow Jones shall pay CBOE an amount equal to [*confidential treatment requested/material filed separately*] percent ([*confidential treatment requested/material filed separately*]%) of the Third-Party License Fees received by Dow Jones in excess of the Annual Minimum Payment.  For the avoidance of doubt, Dow Jones shall not be obligated to pay CBOE [*confidential treatment requested/material filed separately*]% of any Per-Contract Fees paid by CBOE in excess of the Annual Minimum Payment.

(iv)                              If Dow Jones agrees to a per-contract rate for purposes of calculating the fees due to Dow Jones in any license agreement with any Third-Party Licensee that is less than the Per-Contract Fee applicable to full-size Products based on the same Index under this Agreement, Dow Jones shall promptly notify CBOE thereof, and during the effectiveness of any such license agreement the Per-Contract Fee payable by CBOE pursuant to this Agreement shall become the lowest per-contract rate payable by any such Third-Party Licensee with respect to such Products, if such lowest per-contract rate payable by any such Third-Party Licensee is lower than the Per-Contract Fee otherwise payable by CBOE.  (For example, if Dow Jones agrees with a Third-Party Licensee to a per-contract rate of $[*confidential treatment requested/material filed separately*] for Products based on the DJIA, then the Per-Contract Fee described in clause II(i) of Exhibit B would become $[*confidential treatment requested/material filed separately*] and the Per-Contract Fee described in clause II(ii) of Exhibit B would remain at $[*confidential treatment requested/material filed separately*].)

(v)                                 Trading of Products on a market provided by any Third-Party Licensee within the scope of a license granted by Dow Jones that complies with this Paragraph 2 shall not constitute a “Triggering Event” for purposes of Paragraph 3(c) of the Agreement, and the provisions of Paragraph 3(c) of the Agreement shall continue to be applicable if any third party that is not a Third-Party Licensee commences trading Products based on a Schedule I Index that has been licensed to a Third-Party Licensee during the Exclusive Hours.

(3)                                  If, during the Term, Dow Jones determines to create and disseminate an altered version of any of the Schedule I Indexes (an “Altered Index,” such term further defined below), Dow Jones shall give Licensee written notice thereof, describing the Altered Index and its calculation in reasonable detail, before offering to license the Altered Index to any third party for use with a Product during the Exclusive Hours.  CBOE shall notify Dow Jones of its intent to introduce Products on the Altered Index by written notice to Dow Jones within thirty (30) days of the date of Dow Jones’s notice, and Dow Jones agrees that it will not offer to license the Altered I Index to any third party for use with a Product during the Exclusive Hours prior to the expiration of such thirty days.  If CBOE determines not

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

to introduce Products on the Altered Index or fails to respond to Dow Jones within such thirty (30) day period, Dow Jones shall be free to grant such a license to a third party.  If CBOE determines to introduce Products on the Altered Index, but fails to provide a market for trading a Product based on such Altered Index within sixty (60) days of its acceptance (or other mutually agreed time period — it being understood that, if CBOE must make a rule filing with respect to such Altered Index and/or the Product based thereon, the running of such period shall be tolled during the time between the filing of such rule filing and its approval by the Securities and Exchange Commission), CBOE’s rights with respect to such Altered Index shall terminate and Dow Jones shall be free to license such Altered Index to a third party.  If CBOE introduces Products on an Altered Index, the Altered Index shall be deemed to be a Schedule I Index for purposes of this Schedule I (so that, without limiting the generality of the foregoing, the license fees paid by CBOE in respect of the trading of Products on such Altered Index shall be applied to the Annual Minimum Payment).

The term “Altered Index” means any index that has the same constituent equity securities as a Schedule I Index but a different calculation methodology.  The term includes, without limitation, any geometric, total return or double beta version of a Schedule I Index and any version of a Schedule I Index that utilizes market capitalization, equal dollar weighting or share weighting or a modified version of any of the foregoing, or that utilizes share prices, outstanding shares or free-float shares.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE II

Index Licensing Schedule II

This Schedule II  is a Schedule to, and a part of, that certain Amended and Restated License Agreement dated as of [                        ], 2006 by and between Dow Jones and CBOE.

Schedule II Effective Date:  Date of the Agreement

Licensed Indexes (“Schedule II Indexes”):

Price and total return versions of the following Schedule II Indexes:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

DOW JONES GLOBAL INDEXES	Industry Group Performance Indexes

REGION/COUNTRY INDEXES	Basic Materials
Aluminum
Americas	Other non-ferrous
Chemicals
Canada	Chem-commodity
Mexico	Chem-specialty
U.S.	Forest products
Mining, diversified
Europe/Africa	Paper products
Precious metals
Austria	Steel
Belgium	Independent
Denmark	Conglomerates
Finland	Overseas Trading
France	Plantations
Germany	Consumer, Cyclical
Ireland	Advertising
Italy	Airlines
Netherlands	Apparel
Norway	Clothing/Fabrics
South Africa	Footwear
Spain	Auto manufacturers
Sweden	Auto parts & equip
Switzerland	Casinos
United Kingdom	Home construction
Home furnishings
Europe/Africa (ex. South Africa)	Consumer electronics
Other furnishings
Europe/Africa (ex. U.K. & S. Africa)	Lodging
Media
World (ex. U.S.)	Cable/Broadcasting
Publishing
DJ WORLD STOCK INDEX

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Recreation products	Diversified financial
Entertainment	Insurance, all
Other Rec Products	Full line
Toys	Life
Restaurants	Property/Casualty
Retailers, apparel	Real estate
Retailers, broadline	Savings & Loan
Retailers, drug-based	Securities brokers
Retailers, specialty	Industrial
Consumer, Non-Cyel	Air freight
Beverages, distillers	Building materials
Beverages, soft drinks	Containers & pkging
Consumer services	Elec comps & equip
Cosmetics	Factory equipment
Food	Heavy construction
Fishing	Heavy machinery
Other food	Industrial, diversified
Food retailers	Marine transport
Health care	Pollution control
Household products	Other industrial svcs
Durable	Railroads
Non-durable	Transportation equip
Medical supplies	Trucking
Pharmaceuticals	Technology
Tobacco	Aerospace/Defense
Energy	Communications tech
Coal	Computers w/IBM
Oil drilling	Computers wo/IBM
Oil cos, major	Diversified technology
Oil cos, secondary	Industrial technology
Oilfield equip/svcs	Medical/Bio tech
Pipelines	Advcd Med Devices
Financial	Biotechnology
Banks, all	Office equipment
Major int’l	Semiconductors
Regional banks	Software
U.S. east	Utilities
U.S. central	Electric
U.S. south	Gas
U.S. west	Telephone
Water
DJ Global Indexes

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Dow Jones Marks:  Dow Jones; mark consisting of the name of each Index identified above in this Schedule II

Products: Exchange-traded securities option contracts that are based upon any of the Indexes (but not any part of any Index other than the whole Index, and not any subset of the components of any Index) and are cleared by The Options Clearing Corporation or another clearing agency, including only average price options, barrier options, binary options, chooser options, compound options, flexible exchange-traded options commonly known as “Flex Options”, long-term exchange-traded options commonly known as “leaps”, look back options, out performance options and power options, provided, in each case, that they constitute securities option contracts.

For purposes of this Schedule I, an “exchange-traded” option contract means an option contract traded on a national securities exchange, or traded on or through an automated quotation system of a registered securities association or an electronic communications network or Alternative Trading System.

Licensee shall have the discretion to establish the specifications for Products; provided, that Licensee shall not modify the contract size of any of the Products without Dow Jones’ prior written consent.

Trading Hours:  Products based on Schedule II Indexes may be traded 24 x 7

Territory: worldwide

License Fees: See Exhibit B to the Agreement

Additional Terms and Conditions:  (1)  License is non-exclusive 24 x 7

(2)  Dow Jones at any time or from time to time during the Term may propose in writing that the Licensee list a new Product based on any of the Schedule II Indexes; provided, however, that Dow Jones may make such proposal with respect to only twelve (12) Schedule II Indexes per calendar year.  If CBOE shall not, within 30 days after receipt of such written proposal, deliver to Dow Jones a written commitment (reasonably satisfactory in form and substance to Dow Jones) to list such Product, in accordance with the terms of this Agreement, within thirty (30) days, or, if CBOE does deliver such a written commitment but does not fulfill it within forty-five (45), then notwithstanding anything to the contrary contained in this Schedule II or the Agreement, Dow Jones shall thereafter be free to grant an exclusive license to any other person or entity to use such Schedule II Index(es) in connection with such a product (to be traded other than by or through CBOE), and CBOE’s rights with respect to such Schedule II Index(es) pursuant to this Agreement shall terminate.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE III

Index Licensing Schedule III

This Schedule III  is a Schedule to, and a part of, that certain Amended and Restated License Agreement dated as of [                        ], 2006 by and between Dow Jones and CBOE.

Schedule III Effective Date:  Date of the Agreement

Licensed Indexes (“Schedule III Indexes”):

Price and total return versions of the following Schedule III Indexes:

Dow Jones Equity REIT Index

Dow Jones Internet Commerce Index

Dow Jones Marks:  Dow Jones; mark consisting of the name of each Index identified above in this Schedule III.

Products: Exchange-traded securities option contracts that are based upon any of the Indexes (but not any part of any Index other than the whole Index, and not any subset of the components of any Index) and are cleared by The Options Clearing Corporation or another clearing agency, including only average price options, barrier options, binary options, chooser options, compound options, flexible exchange-traded options commonly known as “Flex Options”, long-term exchange-traded options commonly known as “leaps”, look back options, out performance options and power options, provided, in each case, that they constitute securities option contracts.

For purposes of this Schedule I, an “exchange-traded” option contract means an option contract traded on a national securities exchange, or traded on or through an automated quotation system of a registered securities association or an electronic communications network or Alternative Trading System.

Licensee shall have the discretion to establish the specifications for Products; provided, that Licensee shall not modify the contract size of any of the Products without Dow Jones’ prior written consent.

Trading Hours:  Products based on Schedule III Indexes may be traded 24 x 7

Territory: worldwide

License Fees: See Exhibit B to the Agreement

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Additional Terms and Conditions:  License is non-exclusive 24 x 7